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                                                                   Exhibit 10.21


                   TECHNICAL SERVICES AND LICENSING AGREEMENT

This agreement is made between the Shandong Huaguan Group General Company, (hereinafter as Party A), of China, and the American Pacific Aviation & Technology Corporation (hereinafter as Party B), based on the principle of mutual benefits and through friendly negotiations, for the provision of technical services and patent technology (exclusive technology) by Party B to Party A for the production of contactless smart cards.

1. Party B shall provide Party A with the full set of technology (including technical process, operation rules, maintenance rules, inspecting and testing rules, administration system and all drawings, information, software or patent technology) for the production of contactless smart cards and shall guarantee that the production equipment and products produced meet the requirements of the "Agreement for Purchase of Equipment".

2. The patent technology and exclusive technology provided by Party B to be used by Party A shall not involve any industrial property rights of any other countries or companies and Party A shall be legally protected that it has the legal right of utilization.

3. Without written permission of Party B, Party A shall not transfer the patent technology or exclusive technology to any third party, nor Party A shall duplicate the equipment provided by Party B. Without the permission of Party B, Party A shall not allow business or technical personnel of other party to look at the production line, nor Party A shall provide any technical information to any other party.

4. Party B shall be responsible for providing all technical services of installation, trouble shooting, test running, receipt and acceptance and shall solve all the technical problems before receipt and acceptance to ensure that the equipment will be able produce 6 million pieces/year. Party A shall provide lodging, food and transportation for technical staff from Party B and shall delegate special staff to coordinate the project to ensure that installation, trouble shooting and test running go through smoothly. Travel expenses for experts from Party B shall be paid by Party B.

5. Party B shall train the staff of Party A for a period of two weeks. Party A shall








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      select five qualified staff to receive training. In the event that members from Party A do not fully master the production technology after the training period, said period can be extended to three or four weeks, the cost of such extension shall be assumed by Party A.

6. Party B shall cover the full cost of providing the complete technology (including the cost of providing technical details, operation rules, maintenance rules, inspection and testing rules, administration system, drawings and information and software and the compensation and travel expenses of experts from Party B sent to China) and the cost of patent technology and exclusive technology licensing, and staff training. All these costs are included in the equipment purchase cost paid by Party A and Party A shall pay no additional fee. In addition, at least half a year before the actual production starts, Party B shall send one to three technical staff to work at Party A's site to provide on-site production assistance and technical support.

7. This agreement, along with the "Agreement for Purchase of Equipment" and "Agreement for Purchase of Raw Materials and Sales of Products", shall become effective at the same time.

8.    Default
      Both parties shall execute the provisions of the agreement sincerely. In the event any party fails to execute any of the above provisions, which causes the economic loss of the other party, the defaulting party shall compensate the loss. Claims and penalties shall be executed according to provisions of Chapter IX of the "Agreement for Purchase of Equipment".

9.    Settlement of Dispute
      Any dispute over the agreement by Parties A and B shall be settled through friendly negotiation. In the event negotiation fails to settle the dispute, it shall be arbitrated by the China International Economic and Trade Arbitration Committee. Fee for arbitration shall be paid by the losing party.

10.   This agreement shall become effective on the date when it is signed.

11. This agreement contains four original copies, with each party holding two copies each. All copies bear equal validity.







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PARTY A: Shandong Huaguan Group General Company
Representative of Company:
Signature:

PARTY B: American Pacific Aviation & Technology Corporation
Representative of Company: Allen Yue
Signature: